                                                                     EXHIBIT 4.5



                                  FIRST AMENDMENT TO
                     SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") is made and entered into as of September 20, 1996 by and between BUFFETS, INC., a Minnesota corporation (the "Borrower"), the Banks as defined in the Credit Agreement (as hereinafter defined) and FIRST BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, as agent for the Banks (in such capacity, the "Agent").

                                       RECITALS

         1. The Borrower, the Banks and the Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of April 30, 1996 (as the same may be amended, supplemented, restated, or otherwise modified the "Credit Agreement").

         2. The Borrower, Country Delaware, Inc., a newly-formed, wholly-owned subsidiary of the Borrower ("Sub") and HomeTown Buffet, Inc., a Delaware corporation ("HomeTown"), have entered into an Agreement and Plan of Merger dated June 3, 1996 (the "Merger Agreement").

         3. The Borrower, Sub and HomeTown have agreed that pursuant to the terms and subject to the conditions of the Merger Agreement, Sub will merge with and into HomeTown (the "Merger"). Upon consummation of the Merger, the separate corporate existence of Sub will cease and HomeTown will be a wholly-owned subsidiary of Buffets.

         4. Pursuant to an Indenture dated as of November 27, 1995 (as supplemented by the First Supplemental Indenture referred to below, the "HomeTown Indenture") between HomeTown and First Interstate Bank of California, as Trustee, HomeTown issued $41,500,000 of 7% Convertible Subordinated Notes due 2002 (the "HomeTown Notes").

         5. Upon consummation of the Merger, and pursuant to the terms and subject to the conditions set out in the HomeTown Indenture, HomeTown may be required to offer to repurchase all or part of the HomeTown Notes from the holders of the HomeTown Notes (the "Repurchase").

         6. Pursuant to a First Supplemental Indenture dated as of September 20, 1996 among the Borrower, HomeTown and Wells Fargo Bank National Association (successor by merger to First Interstate Bank of California), as Trustee (the "Trustee"),

Borrower has, among other things, agreed to guarantee the payment and performance of the obligations of HomeTown under the HomeTown Notes.

         7. The Borrower has requested that the Banks amend certain provisions contained in the Credit Agreement to provide for the Merger and the Repurchase, and the Banks have agreed to do so, subject to the terms and conditions set forth in this Amendment.

                                      AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

    SECTION 1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

    SECTION 2.  AMENDMENTS.  The Credit Agreement is hereby amended as follows:

         2.1 DEFINITIONS. Section 1.1 of the Credit Agreement is amended by amending the definitions of "GUARANTORS" and "SUBORDINATED DEBT" in their entirety to read as follows:

         "GUARANTORS": OCB Purchasing Co., OCB Restaurant Co., OCB Property Co., OCB Realty Co., Evergreen Buffets, Inc., Country Delaware, Inc., and, from and after the HomeTown Merger, HomeTown, and any other Subsidiary of the Borrower that hereafter executes and delivers a guaranty to the Banks.

         "SUBORDINATED DEBT": (a) the HomeTown Notes, and (b) any Indebtedness of the Borrower, now existing or hereafter created, incurred or arising (including without limitation, a guaranty of the HomeTown Notes), which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent (i) that Majority Banks have approved in writing prior to the creation of such Indebtedness, or (ii) as to any Indebtedness of the Borrower existing on the date of this Agreement, that Majority Banks have approved as Subordinated Debt in a writing delivered by Majority Banks to the Borrower on or prior to the Closing Date.

    Section 1.1 of the Credit Agreement is further amended by adding thereto the following definitions, in proper alphabetical order:

         "HOMETOWN":  HomeTown Buffet, Inc., a Delaware corporation.

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         "HOMETOWN INDENTURE":  Indenture dated as of November 27, 1995 between
    HomeTown and First Interstate Bank of California, as Trustee, as supplemented by that First Supplemental Indenture dated as of September 20, 1996 among the Borrower, HomeTown and Wells Fargo Bank National Association (as successor by merger to First Interstate Bank of California), as Trustee, or as further amended, supplemented, restated or otherwise modified.

         "HOMETOWN MERGER": The merger of Country Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of the Borrower, with and into HomeTown pursuant to an Agreement and Plan of Merger dated June 3, 1996 by and between the Borrower, Country Delaware, Inc. and HomeTown.

         "HOMETOWN NOTES":   7% Convertible Subordinated Notes due 2002 issued
    pursuant to the HomeTown Indenture.

         "HOMETOWN REPURCHASE":   Any required repurchase of any or all
    outstanding HomeTown Notes by HomeTown, pursuant to the terms and subject to the conditions of the HomeTown Indenture.

         2.2 USE OF LOAN PROCEEDS. Section 2.20 of the Credit Agreement is amended to read in its entirety as follows:

                Section 2.20 USE OF LOAN PROCEEDS. The proceeds of the Revolving Loans shall be used (i) to extend loans to HomeTown to finance the HomeTown Repurchase; and (ii) for the Borrower's general business purposes in a manner not in conflict with any of the Borrower's covenants in this Agreement.

         2.3 RESTRICTED PAYMENTS. Section 6.7 of the Credit Agreement is amended to read in its entirety as follows:

                Section 6.7 RESTRICTED PAYMENTS. The Borrower will not make any Restricted Payments, except that (a) the Borrower may issue Series A Junior Participation Preferred Shares in accordance with the terms of its Rights Agreement dated as of October 24, 1995, as now in effect or as amended from time to time, (b) the Borrower shall be permitted to make Restricted Payments in an aggregate amount per fiscal year of the Borrower not to exceed $2,000,000 for the sole purpose of redeeming common stock of the Borrower, and (c) the Borrower shall be permitted to make Restricted Payments in connection with any HomeTown Repurchase, provided in each case that no Default or Event of Default then exists.

         2.4 CAPITAL EXPENDITURES. Section 6.10 of the Credit Agreement is amended to read in its entirety as follows:

         Section 6.10 CAPITAL EXPENDITURES. The Borrower will not, and will not permit any Subsidiary to (a) make Capital Expenditures (other than Capitalized Restaurant Lease Obligations), net of any landlord contribution, (i) in an amount greater than $138,000,000 in its fiscal year ending January 1, 1997, (ii) in an amount greater than $90,000,000 in its fiscal year ending January 1, 1998, and (iii) for each subsequent fiscal year, an amount greater than the permitted Capital Expenditures for the immediately preceding fiscal year plus $5,000,000; or (b) enter into Capitalized Restaurant Lease Obligations, except Capitalized Restaurant Lease Obligations of the Borrower, any Real Estate Subsidiary and, to the extent permitted pursuant to Section 6.18, other Subsidiaries, in any fiscal year which exceed $15,000,000.

         2.5 SUBSIDIARY INDEBTEDNESS. Section 6.11 of the Credit Agreement is amended to read in its entirety as follows:

         Section 6.11 SUBORDINATED DEBT. The Borrower will not, and will not permit any Subsidiary to (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related subordination agreement;
    (b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory) other than the HomeTown Repurchase (provided that no Default or Event of Default has occurred and is continuing at the time of any HomeTown Repurchase); (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations might be terminated, impaired or adversely affected; or (e) omit to give the Agent prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, or of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable.

         2.6 LOANS TO OFFICERS. Section 6.12(b) of the Credit Agreement is amended to read in its entirety as follows:

         (b) loans to (i) officers, employees or directors of HomeTown listed in the attached Schedule 6.12, but not any refinancing, renewal or extensions thereof; and (ii) officers, employees or directors of the Borrower or its Subsidiaries not otherwise permitted pursuant to this
    Section 6.12, in an aggregate amount at any time outstanding not exceeding $250,000.

         2.7 PERMITTED INVESTMENTS. Section 6.12(d) of the Credit Agreement is amended to read in its entirety as follows:

         (d) the loans to and investments in the Subsidiaries existing on the date hereof; PROVIDED FURTHER that nothing in this Section 6.12 shall be deemed a restriction on loans, investments and transfers in the ordinary course of business between or among the Borrower and any wholly-owned Subsidiary that has guaranteed the obligations of the Borrower under this Agreement and the Notes; PROVIDED, HOWEVER, that all investments in or transfers to HomeTown by the Borrower or any other Subsidiary shall be in the form of loans and shall be evidenced by a promissory note in form and substance satisfactory to The Agent made by HomeTown and payable to the Borrower or such Subsidiary;

         2.8 INDEBTEDNESS. Section 6.13 of the Credit Agreement is amended to read in its entirety as follows:

         Section 6.13 INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, incur, create, issue, assume or suffer to exist any Indebtedness, except (a) the Indebtedness evidenced by the Note,
    (b) Subordinated Debt of the Borrower, (c) Indebtedness created in the ordinary course of business other than for money borrowed or property leased, (d) the Indebtedness listed in the attached Schedule 6.13, but not any refinancing, renewals or extensions of the Indebtedness of HomeTown listed therein, (e) Indebtedness secured by liens permitted under Section 6.14(e) hereof, PROVIDED THAT (i) the aggregate principal amount of all Indebtedness of all Real Estate Subsidiaries secured by all mortgages, liens or security interests described in Section 6.14(e) shall not exceed $30,000,000 at any one time, and (ii) the aggregate principal amount of all Indebtedness of the Borrower secured by all mortgages, liens or security interests described in Section 6.14(e) shall not exceed $3,000,000 at any one time outstanding, (f) Indebtedness owed to the Borrower by its Subsidiaries to the extent permitted by Section 6.12, and (g) Capitalized Restaurant Lease Obligations permitted by Section 6.10(b).

         2.9 LIENS. Sections 6.14(d) and 6.14(e) of the Credit Agreement are amended to read in their entirety as follows:

         (d) Liens and encumbrances reflected in the attached Schedule 6.14, provided that any such Liens on the assets of HomeTown secure only Indebtedness of HomeTown listed in Schedule 6.13, but not any refinancing, renewals or extensions of such Indebtedness,

         (e) Purchase money mortgages, liens, or security interests (which term for purposes of this subsection shall include conditional sale agreements or other title retention agreements and leases in the nature of title retention agreement) upon or in property acquired by the Borrower or a Real Estate Subsidiary after the date hereof, PROVIDED THAT no such mortgage, lien or security interest extends or shall extend to or cover any property of the Borrower or such Real Estate Subsidiary, other than the property then being acquired, and

         2.10 SUBSIDIARY INDEBTEDNESS. Section 6.19 of the Credit Agreement is amended to read in its entirety as follows:

         Section 6.19 SUBSIDIARY INDEBTEDNESS, LIENS AND OPERATING LEASES. The Borrower will not permit any Subsidiary other than a Real Estate Subsidiary to:

                (a) incur any Indebtedness (including, without limitation, Capitalized Restaurant Lease Obligations) other than (i) the HomeTown Notes, (ii) Indebtedness listed in Schedule 6.13, but not any renewal, extension or refinancing of such Indebtedness, (iii) liabilities not consisting of Indebtedness for borrowed money or the deferred purchase price of property incurred in the ordinary course of business, (iv) obligations (including, to the extent permitted, Capitalized Lease Obligations) permitted pursuant to clause (b) of this Section 6.19, and (v) obligations permitted pursuant to Section 6.12(d); or

                (b) enter into any lease of real or personal property with any Person other than the Borrower or a Guarantor if the aggregate amount of lease payments required to be made under all such leases by all Subsidiaries other than Real Estate Subsidiaries in any fiscal year of the Borrower would exceed $1,000,000, PROVIDED THAT lease payments made by HomeTown on leases listed in Schedule 6.13 shall not be included in the determination of such aggregate amount.

         2.11 CROSS REFERENCES. Sections 6.1, 6.5 and 6.10 of the Credit Agreement are amended to delete the reference to Section 6.18 and insert a reference to Section 6.19 in lieu thereof.

         2.12 AMENDED SCHEDULES. Schedules 4.6, 4.18, 6.13 and 6.14 to the Credit Agreement are amended in their entirety to be in the forms of Schedules 4.6, 4.18, 6.13 and 6.14 to this Amendment, respectively.

         2.13 NEW SCHEDULE. A new schedule in the form of Schedule 6.12 to this Amendment is hereby made a part of the Credit Agreement as Schedule 6.12 thereto.

    SECTION 3.  DEFAULTS, WAIVERS AND MAJORITY BANK APPROVALS.

         3.1 EVENTS OF DEFAULT. Under Section 6.5 of the Credit Agreement, the Borrower covenanted that no Subsidiary would be formed by the Borrower unless such

Subsidiary shall have executed and delivered to the Banks a Guaranty on or prior to the date of its formation. A Guaranty was not executed and delivered on or prior to the formation of Sub.

         3.2 WAIVER. Upon the date on which this Amendment becomes effective, the Banks hereby waive the Event of Default described in the preceding Section 3.1. The waiver set forth herein shall not constitute a waiver by the Banks of any other Default or Event of Default, if any, under the Credit Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Borrower may rely in the future and the Borrower hereby expressly waives any claim to such effect.

         3.3 CONSENT TO THE MERGER. Upon the date on which this Amendment becomes effective, the Majority Banks hereby consent to the HomeTown Merger and the execution and delivery of the Merger Agreement by the Borrower, Sub and HomeTown.

         3.4 APPROVAL OF SUBORDINATED DEBT. Upon the date on which this Amendment becomes effective, the Majority Banks hereby approve of the guaranty of the HomeTown Notes described in Section 4.5 hereof as Subordinated Debt.

    SECTION 4. EFFECTIVENESS OF AMENDMENTS, WAIVERS AND CONSENTS. The amendments contained in this Amendment shall become effective upon delivery to the Agent with sufficient counterparts for the Banks of, and compliance by the Borrower with, the following:

         4.1    This Amendment executed by the Borrower.

         4.2 A guaranty (the "Guaranty"), in the form of Exhibit A to this Amendment, executed by Sub prior to the occurrence of the HomeTown Merger.

         4.3 An assumption agreement (the "Assumption Agreement"), in the form of Exhibit B to this Amendment, executed by Sub and HomeTown on the effective date of the Merger.

         4.4 Evidence that a Supplement to the HomeTown Indenture has been executed by HomeTown and the Trustee, affirming that (A) (i) the Obligations and any obligations of HomeTown under the Guaranty and (ii) any obligations of HomeTown to the Borrower or any Subsidiary of the Borrower in respect of Investments made pursuant to the second proviso of Section 6.12(d) are Senior Indebtedness, as defined in the Indenture, and (B) Borrower guarantees the payment and performance of HomeTown's obligations under the HomeTown Notes, and otherwise containing terms acceptable to the Majority Banks.

         4.5 A certificate of the Secretary or Assistant Secretary of Borrower (i) certifying as to a true and correct copy of the resolutions of the Board of Directors of the


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Borrower authorizing the execution, delivery and performance of this Amendment,
(ii) certifying that the has been no change to the Articles of Incorporation or bylaws of the Borrower since true and correct copies of the same were delivered to the Agent with a certificate of the Secretary of the Borrower dated May 10, 1996, and (iii) identifying each officer of the Borrower authorized to execute this Amendment and any other documents it is party to and certifying as to the specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

         4.6    A certificate of the Secretary or Assistant Secretary of Sub
(i) certifying as to a true and correct copy of the resolutions of the Board of Directors of Sub authorizing the execution, delivery and performance of the Guaranty and the Assumption Agreement, and (ii) identifying each officer of Sub authorized to execute the documents to which it is a party to and certifying as to the specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

         4.7 A certificate of the Secretary or Assistant Secretary of HomeTown (i) certifying as to a true and correct copy of the resolutions of the Board of Directors of HomeTown authorizing the execution, delivery and performance of the Assumption Agreement, and (ii) identifying each officer of HomeTown authorized to execute the documents to which it is a party to and certifying as to the specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

         4.8 Long-form certificates of good standing for Sub and HomeTown in the respective jurisdictions of their incorporation.

         4.9 Written opinions of Faegre & Benson LLP, counsel to the Borrower, and Stoel, Rives, counsel to HomeTown addressed to the Agent, dated the effective date hereof and covering the matters set forth in Exhibit C hereto.

         4.10 Letters from Deloitte & Touche LLP and KPMG Peat Marwick LLP, addressed to the Borrower and HomeTown, respectively, regarding the appropriateness of the pooling-of-interests accounting treatment of the Merger.

         4.11 The Borrower shall have satisfied such other conditions as reasonably specified by the Agent or counsel to the Agent.

    SECTION 5. REPRESENTATIONS; NO DEFAULT. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment and the other documents described in Section 4.1 through 4.3 (together with this Amendment, the "Amendment Documents") (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date, and (b) there will exist no Default or Event of Default on such date which has not been waived by the Banks. The Borrower represents and warrants that the Borrower, each of its Subsidiaries and HomeTown has the power and legal right and authority to enter into the Amendment Documents to which it is party and has duly authorized as appropriate the execution and delivery of the Amendment Documents by proper corporate action, and neither this Amendment, the other Amendment Documents nor the agreements contained herein or therein contravene or constitute a default under any agreement, instrument or indenture to which the Borrower, each of its Subsidiaries and HomeTown is a party or a signatory or a provision of the Borrower's, such Subsidiary's or HomeTown's certificate of incorporation, bylaws or, to the best of the Borrower's knowledge, any other agreement or requirement of law. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower, each of its Subsidiaries and HomeTown of the Amendment Documents to which it is party or the performance of obligations of the Borrower, each of its Subsidiaries and HomeTown herein or therein described. The Borrower represents and warrants that the Amendment Documents to which it, any of its Subsidiaries or HomeTown is a party are the legal, valid and binding obligations of the Borrower, such Subsidiary or HomeTown, enforceable in accordance with their terms. The Borrower warrants that no events have taken place and no circumstance exists at the date hereof which would give the Borrower, any of its Subsidiaries or HomeTown a basis to assert a defense, offset or counterclaim to any claim of the Agent or any Bank as to any obligations of the Borrower, any of its Subsidiaries or HomeTown to the Agent or any Bank.

    SECTION 6. AFFIRMATION, FURTHER REFERENCES. The Banks, the Agent and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.

    SECTION 7. MERGER AND INTEGRATION, SUPERSEDING EFFECT. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof.

    SECTION 8. LEGAL EXPENSES. As provided in Section 9.2 of the Credit Agreement, the Borrower agrees to reimburse the Agent upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney LLP, counsel for the Agent) incurred in connection with the negotiation or preparation of this Amendment and all other documents negotiated and prepared in connection with this Amendment, and the Borrower agrees to reimburse the Agent upon demand for all other reasonable expenses, including attorneys' fees incurred as a result of or in connection with the enforcement of the Credit Agreement as amended hereby, and including, without limitation, all expenses of collection of any loans made or to be made under the Credit Agreement as amended hereby.

    SECTION 9. SEVERABILITY. Each provision of this Amendment and any other statement, instrument or transactions contemplated hereby or relating hereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any such jurisdiction.

    SECTION 10. SUCCESSORS. This Amendment shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Borrower, the Banks and the Agent.

    SECTION 11. HEADINGS. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

    SECTION 12. COUNTERPARTS. This Amendment may be executed in several counterparts, all or any of which shall be regarded as one and the same document and either party to such agreements may execute any such agreement by executing a counterpart of such agreement.

    SECTION 13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.


                [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

                                  BUFFETS, INC.


                                  By /s/ Clark C. Grant
                                    -------------------------------------------
                                     Its Chief Financial Officer
                                         --------------------------------------

                                  Address for Borrower:
                                  10260 Viking Drive
                                  Suite 100
                                  Eden Prairie, Minnesota 55344
                                  Attention: CHIEF FINANCIAL OFFICER
                                             ----------------------------------


                                  FIRST BANK NATIONAL ASSOCIATION
                                  In its individual corporate capacity and as Agent


                                  By /s/ Megan G. Mourning
                                  ---------------------------------------------
                                     Its Vice President
                                         --------------------------------------

                                  Address:
                                  First Bank Place
                                  601 Second Avenue South
                                  Minneapolis, MN 55402-4302
                                  Attention:  Megan G. Mourning MPFP0601

                                                                    EXHIBIT A TO
                                                                FIRST AMENDMENT
                                                             TO CREDIT AGREEMENT



                                       GUARANTY


         THIS GUARANTY, dated as of September 20, 1996 is made and given by COUNTRY DELAWARE, INC., a Delaware corporation (the "Guarantor"), in favor of the Banks from time to time party to the Second Amended and Restated Credit Agreement dated as of April 30, 1996 (as the same may be amended, supplemented, restated, or otherwise modified from time to time, the "Credit Agreement"), by and among Buffets, Inc., a Minnesota corporation (the "Borrower"), such Banks and First Bank National Association, as agent for such Banks (in such capacity, the "Agent").

                                       RECITALS

         A. The Borrower, the Banks and the Agent have entered into the Credit Agreement pursuant to which the Banks have agreed to extend to the Borrower a revolving credit facility in a maximum amount, as of the date hereof, of $50,000,000.

         B. It is a condition precedent to the obligation of the Bank to extend credit accommodations pursuant to the terms of the Credit Agreement that this Guaranty be executed and delivered by the Guarantor.

         C. The Borrower owns, directly or indirectly, all of the issued and outstanding capital stock of the Guarantor, and intends to use a portion of the credit accommodations extended by the Banks under the Credit Agreement to finance the Guarantor's business.

         D. The Guarantor expects to derive benefits from the extension of credit accommodations to the Borrower by the Bank and finds it advantageous, desirable and in its best interests to execute and deliver this Guaranty to the Bank.

         NOW, THEREFORE, In consideration of the credit accommodations to be extended to the Borrower and for other good and valuable consideration, the Guarantor hereby covenants and agrees with the Bank as follows:

         Section 1. DEFINED TERMS. As used in this Guaranty, the following terms shall have the meaning indicated:

         "OBLIGATIONS" shall mean (a) all indebtedness, liabilities and obligations of the Borrower to the Banks of every kind, nature or description under the Credit Agreement, including the Borrower's obligation on any promissory note or notes under the Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof, in all cases whether due or to become due, and whether now existing or hereafter arising or incurred.

         "PERSON" shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         Section 2. THE GUARANTY. Subject to the following Section, the Guarantor hereby absolutely and unconditionally guarantees to the Banks the payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) and performance of the Obligations.

         Section 3. LIMITATION; INSOLVENCY LAWS. As used in this Section: (a) the term "Applicable Insolvency Laws" means the laws of the United States of America or of any State, province, nation or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U. S. C. Section 547, Section 548,
Section 550 and other "avoidance" provisions of Title 11 of the United Stated
Code) as applicable in any proceeding in which the validity and/or enforceability of this Guaranty or any Specified Lien is in issue; and (b) "Specified Lien" means any security interest, mortgage, lien or encumbrance securing this Guaranty, in whole or in part. Notwithstanding any other provision of this Guaranty, if, in any proceeding, a court of competent jurisdiction determines that this Guaranty or any Specified Lien would, but for the operation of this Section, be subject to avoidance and/or recovery or be unenforceable by reason of Applicable Insolvency Laws, this Guaranty and each such Specified Lien shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such Specified Lien to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, the Agent or the Banks on the guaranteed Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Guaranty as limited shall in all events remain in full force and effect and be fully enforceable against the Guarantor. This Section is intended solely to reserve the rights of the Agent and the Banks hereunder against the Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Guarantor, the Borrower, any other guarantor of the Obligations nor any Person shall have any right, claim or defense under this Section that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

         Section 4. CONTINUING GUARANTY. This Guaranty is an absolute, unconditional and continuing guaranty of payment and performance of the Obligations, and the obligations of the Guarantor hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Obligations. No notice of the Obligations to which this Guaranty may apply, or of any renewal or extension thereof need be given to the Guarantor and none of the foregoing acts shall release the Guarantor from liability hereunder. The Guarantor hereby expressly waives (a) demand of payment, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of the Obligations; (b) notice of acceptance of this Guaranty and notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to the Obligations now or hereafter provided for by any agreement, statute, law, rule or regulation; and (d) any and all defenses of the Borrower pertaining to the Obligations except for the defense of discharge by payment. The Guarantor shall not be exonerated with respect to the Guarantor's liabilities under this Guaranty by any act or thing except irrevocable payment and performance of the Obligations, it being the purpose and intent of this Guaranty that the Obligations constitute the direct and primary obligations of the Guarantor and that the covenants, agreements and all obligations of the Guarantor hereunder be absolute, unconditional and irrevocable. The Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations, whether or not the liability of the Borrower or any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise. The acceptance of this Guaranty by the Agent and the Banks is not intended and does not release any liability previously existing of any guarantor or surety of any indebtedness of the Borrower to the Agent and the Banks.

         Section 5. OTHER TRANSACTIONS. The Agent and the Banks are expressly authorized (a) to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with it by the Borrower or by any other Person, or to forward or deliver any or all such collateral and security directly to the Borrower for collection and remittance or for credit, or to collect the same in any other manner without notice to the Guarantor; and (b) to amend, modify, extend or supplement the Credit Agreement, any note or other instrument evidencing the Obligations or any part thereof and any other agreement with respect to the Obligations, waive compliance by the Borrower or any other Person with the respective terms thereof and settle or compromise any of the Obligations without notice to the Guarantor and without in any manner affecting the absolute liabilities of the Guarantor hereunder. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to this Guaranty. The liabilities of the Guarantor hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of the Agent or any Bank to realize upon any of the Obligations of the Borrower to the Agent or such Bank, or upon any collateral or security for any or all of the Obligations, nor by the taking by the Agent or any Bank of (or the failure to take) any other guaranty or guaranties to secure the Obligations, nor by the taking by the Agent or any Bank of (or the failure to take or the failure to perfect its security interest in or other lien on) collateral or security of any kind.

No act or omission of the Agent or any Bank, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of the Guarantor, shall affect or impair the obligations of the Guarantor hereunder. The Guarantor acknowledges that this Guaranty is in effect and binding without reference to whether this Guaranty is signed by any other Person or Persons, that possession of this Guaranty by the Agent shall be conclusive evidence of due delivery hereof by the Guarantor and that this Guaranty shall continue in full force and effect, both as to the Obligations then existing and/or thereafter created, notwithstanding the release of or extension of time to any other guarantor of the Obligations or any part thereof.

         Section 6. ACTIONS NOT REQUIRED. The Guarantor hereby waives any and all right to cause a marshalling of the assets of the Borrower or any other action by any court or other governmental body with respect thereto or to cause the Agent or any Bank to proceed against any security for the Obligations or any other recourse which the Agent or any Bank may have with respect thereto and further waives any and all requirements that the Agent or any Bank institute any action or proceeding at law or in equity, or obtain any judgment, against the Borrower or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, the Guarantor upon this Guaranty. The Guarantor further acknowledges that time is of the essence with respect to the Guarantor's obligations under this Guaranty. Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

         Section 7. NO SUBROGATION. Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor waives all rights of subrogation to any of the rights of the Agent or any Bank against the Borrower or any other Person liable for payment of any of the Obligations or any collateral security or guaranty or right of offset held by the Agent or any Bank for the payment of the Obligations, and the Guarantor waives all rights to seek any recourse to or contribution or reimbursement from the Borrower or any other Person liable for payment of any of the Obligations in respect of payments made by the Guarantor hereunder.

         Section 8. APPLICATION OF PAYMENTS. Any and all payments upon the Obligations made by the Guarantor or by any other Person, and/or the proceeds of any or all collateral or security for any of the Obligations, may be applied by the Agent and the Banks on such items of the Obligations as they may elect.

         Section 9. RECOVERY OF PAYMENT. If any payment received by the Agent or any Bank and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made. References in this Guaranty to amounts "irrevocably paid" or to "irrevocable payment" refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

         Section 10. BORROWER'S FINANCIAL CONDITION. The Guarantor is familiar with the financial condition of the Borrower, and the Guarantor has executed and delivered this Guaranty based on the Guarantor's own judgment and not in reliance upon any statement or representation of the Agent or any Bank. Neither the Agent nor any Bank shall have any obligation to provide the Guarantor with any advice whatsoever or to inform the Guarantor at any time of the actions, evaluations or conclusions of the Agent or any Bank on the financial condition or any other matter concerning the Borrower.

         Section 11. REMEDIES. All remedies afforded to the Agent or any Bank by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether or not exercised by the Agent or any Bank, shall be deemed to be in exclusion of any of the other remedies available to the Agent or any Bank and no one of such remedies shall in any way limit or prejudice any other legal or equitable remedy which the Agent or any Bank may have hereunder and with respect to the Obligations. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Agent or any Bank.

         Section 12. BANKRUPTCY OF THE BORROWER. The Guarantor expressly agrees that the liabilities and obligations of the Guarantor under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against the Borrower or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of the Guarantor under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against the Guarantor.

         Section 13. COSTS AND EXPENSES. The Guarantor will pay or reimburse the Agent and each Bank on demand for all out-of-pocket expenses (including in each case all reasonable fees and expenses of counsel) incurred by the Agent or such Bank arising out of or in connection with the enforcement of this Guaranty against the Guarantor or arising out of or in connection with any failure of the Guarantor to fully and timely perform the obligations of the Guarantor hereunder.

         Section 14. WAIVERS AND AMENDMENTS. This Guaranty can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by the Agent, on behalf of the Banks. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

         Section 15. NOTICES. Any notice or other communication to any party in connection with this Guaranty shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at (i) in the case of the Guarantor, the address specified on the signature page hereof, and (ii) in the case of the Agent or any Bank, the address specified on the signature pages of the Credit Agreement, or at such other address as such party shall have specified in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

         Section 16. GUARANTOR ACKNOWLEDGEMENTS. The Guarantor hereby acknowledges that (a) counsel has advised the Guarantor in the negotiation, execution and delivery of this Guaranty, (b) neither the Agent nor any Bank has any fiduciary relationship to the Guarantor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Guarantor and the Agent and the Banks.

         Section 17. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants to the Agent and the Banks that:

              17(a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

              17(b) It has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary corporate action to authorize such execution, delivery and performance.

              17(c) This Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

              17(d) The execution, delivery and performance of this Guaranty will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to it, (ii) violate or contravene any provision of its organizational documents, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. It is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise).

              17(e) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on its part to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty.

              17(f) There are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to it, would have a material adverse effect on its business, operations, property or condition (financial or otherwise) or on its ability to perform its obligations hereunder.

              17(g) It expects to derive benefits from the transactions resulting in the creation of the Obligations. The Agent and the Banks may rely conclusively on the continuing warranty, hereby made, that the Guarantor continues to be benefitted by the Banks' extension of credit accommodations to the Borrower and neither the Agent nor any Bank shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by the Agent and the Banks without regard to the receipt, nature or value of any such benefits.


         Section 18. CONTINUING GUARANTY; ASSIGNMENTS UNDER CREDIT AGREEMENT. This Guaranty shall (a) remain in full force and effect until irrevocable payment in full of the Obligations and the expiration of the obligations, if any, of the Agent or any Bank to extend credit accommodations to the Borrower,
(b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Agent, the Banks and their respective
successors, transferees, and assigns.   Without limiting the generality of the
foregoing clause (c), the Agent and any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Persons to the extent and in the manner provided in the Credit Agreement and may similarly transfer all or any portion of its rights under this Guaranty to such Persons.

         Section 19. GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE

GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto.

         Section 20.  CONSENT TO JURISDICTION.  AT THE OPTION OF THE AGENT,
THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY, THE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE- DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         Section 21. WAIVER OF JURY TRIAL. THE GUARANTOR, BY ITS EXECUTION AND DELIVERY HEREOF, AND THE AGENT AND EACH BANK, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.


         Section 22. COUNTERPARTS. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         Section 23. GENERAL. All representations and warranties contained in this Guaranty or in any other agreement between the Guarantor and the Agent or any Bank shall survive the execution, delivery and performance of this Guaranty and the creation and payment of the Obligations. Captions in this Guaranty are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Guaranty.

         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.

                                  COUNTRY DELAWARE, INC.:



                                  By __________________________________________

                                  Title _______________________________________

                                  Address:
                                  c/o Buffets, Inc.
                                  10260 Viking Drive
                                  Eden Prairie, Minnesota 55344

                                                                    EXHIBIT B TO
                                                                FIRST AMENDMENT
                                                             TO CREDIT AGREEMENT



                                 ASSUMPTION AGREEMENT


         ASSUMPTION AGREEMENT dated as of September 20, 1996 by and between COUNTRY DELAWARE, INC. ("Sub"), a Delaware corporation, and HOMETOWN BUFFET, INC. ("HomeTown"), a Delaware corporation.

                                       RECITALS

         A. BUFFETS, INC., a Minnesota corporation ("Buffets"), the Banks party thereto and FIRST BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks and as agent for the Banks (in such capacity, the Agent"), are parties to that certain Second Amended and Restated Credit Agreement dated as of April 30, 1996 (as the same may be amended, supplemented, restated, or otherwise modified from time to time, the "Credit Agreement").

         B. Pursuant to Section 6.5 of the Credit Agreement, Buffets has covenanted that all subsidiaries of Buffets shall execute and deliver to the Agent a Guaranty. Sub has executed a Guaranty dated as of September 20, 1996 (the "Sub Guaranty"), and delivered the Sub Guaranty to the Agent.

         C. Pursuant to the terms and subject to the conditions of an Agreement and Plan of Merger dated June 3, 1996 (the "Merger Agreement") by and between Buffets, Sub and HomeTown (i) Sub will merge with and into HomeTown (the "Merger") and (ii) upon consummation of the Merger, the separate corporate existence of Sub will cease and HomeTown will be a wholly-owned subsidiary of Buffets.

         D. As a consequence of the Merger, HomeTown will succeed to all the rights and privileges, and will become subject to all of the duties and obligations, of Sub under the Sub Guaranty.

         E. To provide for the consummation of the Merger, Buffets and the Banks have agreed to amend certain terms and covenants of the Credit Agreement pursuant to a First Amendment to Second Amended and Restated Credit Agreement dated as of September 20, 1996 (the "Amendment"). It is a condition, among others, to the effectiveness of the Amendment, that Sub and HomeTown execute and deliver this Assumption Agreement to evidence HomeTown's agreement to assume Sub's duties and obligations under the Sub Guaranty.

         F. The Merger is expected to become effective as of the date hereof (the "Merger Date").

         G. Sub and HomeTown have each determined that it is advantageous, desirable, and in its best interests to comply with the condition that it execute and deliver this Assumption Agreement.

         NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

         1. CERTAIN DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement or in the Sub Guaranty, as the context may require.

         2. ASSUMPTION. Without limiting the legal effect of the Merger, Sub hereby agrees to delegate to HomeTown upon the effectiveness of the Merger, and HomeTown hereby agrees to assume and perform and discharge any and all unperformed obligations of Sub under the Sub Guaranty and HomeTown hereby agrees generally, upon the effectiveness of the Merger, to subject itself to all of the terms, provisions, and conditions of the Sub Guaranty, all with the same effect as if HomeTown were an original party thereto, as the "Guarantor." Without limiting the generality of the foregoing, and without limiting the legal effect of the Merger, HomeTown hereby agrees, upon the effectiveness of the Merger, (a) to assume all Obligations, as defined in the Sub Guaranty, and (b) to perform for the Agent and the Banks' benefit the covenants of the Guarantor set forth in the Sub Guaranty, and (c) acknowledges that, as of and upon effectiveness of the Merger, all representations and warranties made in the Sub Guaranty will be true and correct with respect to HomeTown as Guarantor.

         3. FURTHER ASSURANCES. From and after the Merger Date, HomeTown, promptly upon receipt of the written request of the Agent, will do such further things and execute such further documents as may be necessary to assure that the Agent and any Bank may enjoy, to the fullest extent, the benefit of this Assumption Agreement, including, without limitation, appropriate amendments to or restatements of and assumptions of the Sub Guaranty.

         4. NOTICES. All notices and communications hereunder shall be given in accordance with the provisions of Section 15 of the Guaranty, and, in the case of HomeTown, given to the "Address for Notices" specified below its name on the signature page hereof.

         5. ACKNOWLEDGEMENT. Sub and HomeTown each acknowledge that the Bank is entering into the Amendment in reliance on this Agreement. Each of the parties hereto acknowledges and agrees that, except as herein provided, the Sub Guaranty is and remains in full force and effect in accordance with its terms.

                [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be duly executed as of the day and year first above written.

                                  COUNTRY DELAWARE, INC.


                                  By __________________________________________
                                    Its _______________________________________


                                  HOMETOWN BUFFET, INC.


                                  By  _________________________________________
                                    Its _______________________________________

                                  Address for Notices:
                                        _______________________________________
                                        _______________________________________
                                  Attention:  _________________________________
                                  Telecopier Number:  _________________________


Acknowledged and agreed to
this _______ day of ________________ , 1996.


BUFFETS, INC.


By ________________________________
    Its ___________________________


FIRST BANK NATIONAL ASSOCIATION,
     As Agent



By ________________________________
     Its __________________________

                                                                    EXHIBIT C TO
                                                                FIRST AMENDMENT
                                                             TO CREDIT AGREEMENT


                               MATTERS TO BE COVERED BY
                                  OPINION OF COUNSEL
                                  TO THE BORROWER,
                                   SUB AND HOMETOWN


         The opinion of Faegre & Benson LLP, counsel to the Borrower, Sub and HomeTown which is called for by Section 3.8 of the First Amendment to Second Amended and Restated Credit Agreement shall be addressed to the Banks and dated the date thereof. It shall be satisfactory in form and substance to the Banks and shall cover the matters set forth below, subject to such assumptions, exceptions and qualifications as may be acceptable to the Banks and counsel to the Banks. Capitalized terms used herein have the respective meanings given such terms in the Credit Agreement or the Amendment as the context may require.

         (i) The Borrower, Sub and HomeTown are each a corporation duly incorporated and validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into those Amendment Documents to which it is a party and to perform all of its obligations under each and all of the foregoing.

         (ii) The execution, delivery and performance by each of the Borrower, Sub and HomeTown of the Amendment Documents to which it is a party have been duly authorized by all necessary corporate action by it.

         (iii) Each Amendment Document executed by each of the Borrower, Sub and HomeTown constitutes the legal, valid and binding obligation of against the Borrower, Sub or HomeTown, as the case may be, enforceable against each in accordance with its terms.

         (iv) The execution, delivery and performance by each of the Borrower, Sub and HomeTown of the Amendment Documents to which it is a party will not (a) violate any provision of any law, statute, rule or regulation or, to the best knowledge of such counsel, any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, Sub or HomeTown, (b) violate or contravene any provision of the Articles of Incorporation or bylaws of the Borrower, Sub or HomeTown, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument known to such counsel to which the Borrower, Sub or HomeTown is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder.

         (v) After the execution, delivery and performance of the Assumption Agreement by HomeTown, the Guaranty shall constitute the legal, valid and binding obligations of HomeTown enforceable against HomeTown in accordance with its terms.

         (vi) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower, Sub or HomeTown to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Amendment Documents.

         (vii) To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against or affecting any of the Borrower, Sub or HomeTown or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which (i) challenge the legality, validity or enforceability of the Amendment Documents, or (ii) if determined adversely to the Borrower, Sub or HomeTown, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and Sub, or after giving effect to the Merger, the Borrower and HomeTown, as a consolidated enterprise or on the ability of Sub or HomeTown to perform its obligations under the Amendment Documents.

         (viii) After giving effect to the execution and delivery of the Guaranty and the Assumption Agreement, and to the Merger, the Obligations and all of HomeTown's obligations in respect of all loans made by the Borrower or any other Subsidiary to HomeTown will be "Senior Indebtedness" (as defined in the Indenture).

                                                                    SCHEDULE 4.6
                                                             TO CREDIT AGREEMENT

                                  PENDING LITIGATION


         IN RE BUFFETS, INC. SECURITIES LITIGATION, United States District
Court for the District of Minnesota, Master No. 3-94-1447, is a consolidation of four separate lawsuits involving Buffets, Inc. ("Buffets"). The first lawsuit was commenced by ZSA Asset Allocation Fund and ZSA Equity Fund on or about November 7, 1994. Three other substantially similar actions were filed shortly thereafter by alleged shareholders Marc Kushner, Trustee for Service Lamp Corp. Profit Sharing Plan, Jerrine Fernandes, and John J. Nuttall. By Pretrial Order No. 1, entered in early January 1995, the District Court ordered that the four lawsuits be consolidated into the single pending action and that plaintiffs serve and file a Consolidated Amended Class Action Complaint (the "Complaint"), which was served on or about January 31, 1995. The Court ordered the dismissal of the Complaint upon motion by the defendants, but granted plaintiffs leave to replead. Plaintiffs filed their Second Amended, Consolidated Class Action Complaint (the "Second Complaint") on December 11, 1995. Defendants moved to dismiss the Second Complaint. On May 3, 1996, Magistrate Judge John Mason issued his Report and Recommendation, recommending to the district judge that the Second Complaint be dismissed with leave to plaintiffs to replead within 60 days only upon payment of all defendants' attorneys' fees to date. Plaintiffs filed objections to this Report and Recommendation. On September 11, 1996, Judge Michael J. Davis, of the District Court, dismissed the Second Complaint without prejudice, with leave to plaintiffs to replead within 60 days. The Judge did not condition such repleading upon the payment by plaintiffs' of defendants' attorneys' fees, as recommended by the Magistrate.

         The Second Complaint is against Buffets and several of its officers and directors. In the Second Complaint, plaintiffs seek to represent a putative class consisting of all person and entities (excluding defendants and certain others) who purchased shares of the Buffets Common Stock during the period commencing October 26, 1993 and ending October 25, 1994 (the "Class Period"). The Second Complaint alleges that the defendants made misrepresentations and omissions of material fact during the Class Period with respect to Buffets operations and restaurant development activities, as a result of which the price of the Buffets stock allegedly was artificially inflated during the Class Period. The Second Complaint further alleges that certain defendants made sales of Buffets Common Stock during the Class Period while in possession of material undisclosed information about the Company's operations and restaurant development activities. The Second Complaint alleges that the defendants' conduct violated the Securities Exchange Act of 1934 and seeks compensatory damages in an unspecified amount, prejudgement interest, and an award of attorneys' fees, costs and expenses. Management of Buffets believes that the action is without merit and intends to defend it vigorously. Although the outcome of this proceeding cannot be predicted with certainty, the Buffets' management believes that while the outcome may have a material effect on earnings in a particular period, the outcome should not have a material effect on the financial condition of Buffets.

         On August 9, 1996, HTB Restaurants, Inc. ("HTB Restaurants"), a franchisee of HomeTown, along with its parent entities, Summit Family Restaurants, Inc. and CKE Restaurants, Inc. (the "Plaintiffs"), filed suit against Buffets and HomeTown Buffet, Inc. ("HomeTown") in Federal District Court for the District of Utah, Central Division. The suit alleges, among other things, that Buffets and HomeTown have illegally conspired to restrict competition and to prevent the Plaintiffs from developing additional HomeTown Buffet restaurants under the multiple unit agreement between HomeTown and HTB Restaurants. The continued viability of the multiple unit agreement, which provides HTB Restaurants with exclusive HomeTown Buffet restaurant development rights in the states of Arizona, Colorado, Idaho, Montana, Nevada, New Mexico, Utah and Wyoming, is the subject of pending arbitration between HomeTown and HTB Restaurants. The suit includes claims against Buffets and HomeTown for violations of both federal and state antitrust laws, claims for unfair business practices, and claims for tortious interference with contract and economic relations. The suit also alleges claims against HomeTown for breach of contract and breach of the covenant of good faith and fair dealing. Plaintiffs seek up to $160 million in damages and to enjoin the merger between Buffets and HomeTown. Buffets is not aware of any facts that support the claims made against Buffets in the lawsuit and Buffets intends to vigorously defend the lawsuit.

                                                                   SCHEDULE 4.18
                                                             TO CREDIT AGREEMENT

                                EXISTING SUBSIDIARIES





                                Number of         Holder of Shares and        Jurisdiction
     Subsidiary            Shares Outstanding       Percentage Held          of Incorporation
     ----------            -----------------     -----------------------    ----------------

Evergreen Buffets, Inc.          50,000          Buffets, Inc. (100%)             Oregon
OCB Restaurant Co.                  100          Buffets, Inc. (100%)              MN
OCB Purchasing Co.                  100          Buffets, Inc. (100%)              MN
OCB Property Co.                    100          OCB Restaurant Co. (100%)         MN
OCB Realty Co.                      100          OCB Property Co. (100%)           MN
Country Delaware, Inc.              100          Buffets, Inc. (100%)              MN
